As filed with the Securities and Exchange Commission on October 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENSATA TECHNOLOGIES HOLDING PLC

(Exact name of registrant as specified in its charter)

England and Wales	98-1386780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

529 Pleasant Street

Attleboro, Massachusetts 02703, United States

+1 (508) 236-3800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Stott

Executive Vice President, General Counsel

Sensata Technologies, Inc.

529 Pleasant Street

Attleboro, Massachusetts 02703

(Name and address, including zip code, of agent for service)

(508) 236-3800

(Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

Ordinary Shares

Warrants

Units

Sensata Technologies Holding plc

We may offer and sell from time to time ordinary shares, warrants exercisable for ordinary shares, or units, which may include or be convertible into or exercisable or exchangeable for ordinary shares or warrants exercisable for ordinary shares. Any sales of securities covered by this prospectus will be in amounts, at prices, and on terms determined at the time of offering. This prospectus describes the general manner in which these securities will be offered. We may sell the securities covered by this prospectus, on a continuous or delayed basis, directly, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

We will provide specific terms of any offering, including the price to the public of the securities and the terms of any warrants or units, in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest.

We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers, or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us from the sale of securities will also be set forth in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our registration of the ordinary shares, warrants and units covered by this prospectus does not mean that we will offer or sell any such securities.

Our ordinary shares are listed on the New York Stock Exchange under the symbol “ST.” The last reported sale price of our ordinary shares on the New York Stock Exchange on October 26, 2026 was $40.69 per share. Unless stated otherwise in a prospectus supplement, none of the other securities offered hereby will be listed on any securities exchange.

Investing in the securities covered by this prospectus involves risks. Before investing in our securities, you should read and consider the risk factors referred to on page 4 of this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus, or any combination of the securities described in this prospectus, in one or more offerings. Each time securities are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered.

This prospectus does not contain all of the information included in the registration statement. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with all exhibits and additional information under the heading “Where You Can Find More Information.” To the extent there are inconsistencies between any prospectus supplement, this prospectus, and any documents incorporated by reference, the document with the most recent date will control.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus or any prospectus supplement. We are not making offers to sell securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

The information contained in this prospectus, in any prospectus supplement, or in any document incorporated by reference herein or therein is accurate only as of the date of the relevant document. You should not assume that the information contained in, or incorporated by reference into, this prospectus or any prospectus supplement is accurate as of any other date.

Unless the context specifically indicates otherwise, references in this prospectus to “we,” “us,” “our,” the “Company,” and “Sensata” refer collectively to Sensata Technologies Holding plc, a public limited company incorporated under the laws of England and Wales, and its consolidated subsidiaries.

OUR COMPANY

We are a global industrial technology company that strives to help our customers and partners safely deliver a cleaner, more efficient, electrified, and connected world. For more than 100 years, we have been developing and innovating a wide range of customized solutions that address increasingly complex engineering and operating performance requirements for our customers’ mission-critical applications. We operate our business in three reportable segments, Automotive, Industrials, and Aerospace, Defense, and Commercial Equipment.

We develop, manufacture, and sell sensors and sensor-rich solutions, electrical protection components and systems, and other products. Our sensors are used by our customers to translate a physical parameter, such as pressure, temperature, position, or location of an object, into electronic signals that our customers’ products and solutions can act upon. Our electrical protection portfolio (which includes both components and systems) is composed of various switches, fuses, inverters, energy storage systems, high-voltage distribution units, controllers, and software, and includes high-voltage contactors and other products embedded within systems to maximize their efficiency and performance and ensure safety. Other products and services we provide include power conversion systems, which include inverters, converters, and rectifiers for renewable energy generation, green hydrogen production, electric vehicle charging stations, and microgrid applications, as well as industrial and defense applications.

Our customers in our Automotive reportable segment include leading global automotive original equipment manufacturers (“OEMs”) and the companies that supply parts directly to these OEMs, known as Tier 1 suppliers, as well as various aftermarket distributors. Within our Industrials reportable segment, our customers include a wide range of industrial and commercial manufacturers and suppliers across multiple end markets, primarily OEMs in the climate control, appliance, medical, energy and charging infrastructure, and data/telecom industries, as well as systems integrators and motor and compressor distributors. Customers of our Aerospace, Defense, and Commercial Equipment reportable segment include manufacturers, suppliers, and distributors in the aerospace and defense industries and OEMs and their Tier 1 suppliers of agricultural, construction, and on-road truck equipment.

ADDITIONAL INFORMATION

The address of our principal executive offices is 529 Pleasant Street, Attleboro, Massachusetts 02703 and our telephone number is (508) 236-3800. Our website address is www.sensata.com. The information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement, and any documents incorporated by reference in this prospectus, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 27, 2026 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026, and September 30, 2026, each of which is incorporated by reference in this prospectus, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference in this prospectus are not the only risks that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any prospectus supplement, or in any of the documents incorporated by reference in this prospectus actually occurs, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our ordinary shares or other securities to decline, perhaps significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus (including any prospectus supplement and the information incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering of our securities contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These forward-looking statements also relate to our future prospects, developments, and business strategies. These forward-looking statements may be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “forecast,” “continue,” “intend,” “plan,” “potential,” “opportunity,” “guidance,” and similar terms or phrases, or the negative of such terminology, including references to assumptions. However, these terms are not the exclusive means of identifying such statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business and market outlook, trends, priorities, growth, shareholder value, capital expenditures, cash flows, demand for products and services, share repurchases, and our strategic initiatives, including those relating to acquisitions, dispositions, and the impact of such transactions on our strategic plans, operational plans, and financial results. These statements are subject to risks, uncertainties, and other important factors relating to our operations and business environment, and we can give no assurances that these forward-looking statements will prove to be correct.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, risks related to instability and changes in the global markets, supplier interruption or non-performance, changes in trade-related tariffs and risks with uncertain trade environments, the acquisition or disposition of businesses, variability in metals pricing, cybersecurity, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty, and recall claims, public health crises, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs, and changes in existing environmental or safety laws, regulations, and programs.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks, and potential events including, but not limited to, those contained in the section entitled “Item 1A. Risk Factors” of Part I of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026, and as may be updated from time to time in the section entitled “Item 1A. Risk Factors” of Part II of our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

USE OF PROCEEDS

We will describe the use of the net proceeds of any offering of the securities covered by this prospectus in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the ordinary shares, warrants, or units, as applicable, that may be offered under this prospectus.

PLAN OF DISTRIBUTION

We may offer and sell the securities offered in this prospectus in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, in privately negotiated transactions, or through a combination of any of these methods. We may distribute the securities in one or more transactions, including block transactions, on any stock exchange or other market where the securities may be traded, at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, negotiated prices or prices determined by competitive bids.

We may engage in at-the-market offerings of our equity securities into an existing trading market in accordance with Rule 415(a)(4). Such offering may be made into an existing trading market for such equity securities in transactions at other than a fixed price on or through the facilities of the New York Stock Exchange or any other securities exchange or quotation or trading service on which such equity securities may be listed, quoted or traded at the time of sale. Any at-the-market offering will be through one or more underwriters or agents acting as principal or agent for us.

Each prospectus supplement will describe the applicable method of distribution of the securities offered thereby and set forth the terms and conditions of the offering of such securities.

Sale through Underwriters or Dealers

If underwriters are used in the sale of any of securities offered hereby, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities covered by this prospectus in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of securities covered by this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities covered by this prospectus directly, and not through underwriters or agents. Securities covered by this prospectus may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities covered by this prospectus directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities covered by this prospectus from us, if applicable, at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, or underwriters may be required to make. Agents, dealers, and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Travers Smith LLP, London, England, will pass upon certain English legal matters with respect to the ordinary shares offered hereby. Unless otherwise indicated in the applicable prospectus supplement, Foley Hoag LLP, Boston, Massachusetts, will pass upon the validity of the warrants and units offered hereby.

EXPERTS

The financial statements of Sensata Technologies Holding plc incorporated by reference in this prospectus and the effectiveness of Sensata Technologies Holding plc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. The following documents, which have been filed with the SEC by us, are incorporated by reference in this prospectus (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2026 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, filed with the SEC on April 28, 2026, June  30, 2026, filed with the SEC on July 29, 2026, and September  30, 2026, filed with the SEC on October 27, 2026;

•	our Current Reports on Form 8-K filed on January 26, 2026, May 15, 2026, June 1, 2026, and June 11, 2026; and

•

the description of our ordinary shares contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy statements, and other information regarding us. The address of the SEC website is www.sec.gov. We also make these filings available, free of charge, on our company website at investors.sensata.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC with respect to the securities offered hereby and do not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus or any prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus or the applicable prospectus supplement, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:

Sensata Technologies Holding plc

c/o Sensata Technologies, Inc.

529 Pleasant Street

Attleboro, Massachusetts 02703

Attention: Investor Relations

Telephone: (508) 236-3800

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by Sensata Technologies Holding plc (“we,” “us,” “our,” or the “Company”), of the issuance and distribution of the securities being registered hereby:

Amount
SEC registration fee	$	*
FINRA filing fee		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Printing expenses		*
Blue sky fees and expenses		*
Miscellaneous		*

Total Expenses	$	*

*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered hereby will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Our articles of association (our “Articles”) enable us to indemnify our directors and officers and to advance expenses to defend claims against our directors and officers to the full extent of English law. Subject to exceptions described below, English law does not permit a company to exempt a director or certain officers from, or indemnify them against, liability in connection with any negligence, default, breach of duty, or breach of trust by them in relation to the company. Indemnification is permitted for liabilities incurred in proceedings in which judgment is entered in favor of the director or officer and the director or officer is acquitted, or the director or officer is held liable, but the court finds that they acted honestly or reasonably and the relief should be granted.

The exceptions under the English Companies Act 2006 allow a company to (and the Articles provide that we may):

•

purchase and maintain director and officer insurance (“D&O Insurance”) against any liability arising in connection with any negligence, default, breach of duty, or breach of trust owed to us. D&O Insurance generally covers costs incurred in defending allegations and compensatory damages that are awarded. D&O Insurance will not cover damages awarded in relation to criminal acts, intentional malfeasance or other forms of dishonesty, regulatory offenses, or excluded matters such as environmental liabilities. In relation to these matters, D&O Insurance generally only covers defense costs, subject to the obligation of the director or officer to repay the costs if an allegation of criminality, dishonesty, or intentional malfeasance is subsequently admitted or found to be true;

•

provide a qualifying third-party indemnity provision, or “QTPIP.” This permits a company to indemnify its directors and certain officers (and directors and certain officers of an associated company) in respect of proceedings brought by third parties (covering both legal costs and the amount of any adverse judgment, except for: the legal costs of an unsuccessful defense of criminal proceedings or civil proceedings brought by the company itself, fines imposed in criminal proceedings, and penalties imposed by regulatory bodies). We can therefore indemnify directors and certain officers against such third-party actions as class actions or actions following mergers and acquisitions or share issues; and

•

make a loan to a director or certain officers in respect of defense costs in relation to civil and criminal proceedings against them (even if the action is brought by the company itself). This is subject to the requirement for the director or officer to reimburse the company if the defense is unsuccessful. However, if the company has a QTPIP in place whereby the director or officer is indemnified in respect of legal costs in civil proceedings brought by third parties, then the director or officer will not be required to reimburse the company as the cost of the loan can be paid under the QTPIP.

We maintain directors’ and officers’ liability insurance for the members of the board of directors and certain of our officers.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 28, 2018)

4.1*	Form of Warrant Agreement

4.2*	Form of Unit Agreement

5.1†	Opinion of Travers Smith LLP

5.2†	Opinion of Foley Hoag LLP

23.1†	Consent of Deloitte & Touche LLP

23.2†	Consent of Travers Smith LLP (included in Exhibit 5.1)

23.3†	Consent of Foley Hoag LLP (included in Exhibit 5.2)

24.1†	Powers of Attorney (included on the signature page to this registration statement)

107†	Filing Fee Table

*	To be filed by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
†	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, Commonwealth of Massachusetts on October 27, 2026.

SENSATA TECHNOLOGIES HOLDING PLC

By:	/s/ STEPHAN von SCHUCKMANN
Name: Stephan von Schuckmann
Title: Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Stephan von Schuckmann, Andrew Lynch, and David Stott as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHAN von SCHUCKMANN Stephan von Schuckmann	Chief Executive Officer and Director (Principal Executive Officer)	October 27, 2026

/s/ ANDREW LYNCH Andrew Lynch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 27, 2026

/s/ RICHARD SIEDEL Richard Siedel	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 27, 2026

/s/ ANDREW TEICH Andrew Teich	Chairman of the Board of Directors	October 27, 2026

/s/ JOHN ABSMEIER John Absmeier	Director	October 27, 2026

/s/ DANIEL BLACK Daniel Black	Director	October 27, 2026

/s/ LORRAINE BOLSINGER Lorraine Bolsinger	Director	October 27, 2026

/s/ PHILLIP EYLER Phillip Eyler	Director	October 27, 2026

/s/ LAURIE SCHUPMANN Laurie Schupmann	Director	October 27, 2026

/s/ CONSTANCE SKIDMORE Constance Skidmore	Director	October 27, 2026

/s/ MARTHA SULLIVAN Martha Sullivan	Director	October 27, 2026

/s/ JUGAL VIJAYVARGIYA Jugal Vijayvargiya	Director	October 27, 2026

/s/ STEPHEN ZIDE Stephen Zide	Director	October 27, 2026

/s/ STEPHAN von SCHUCKMANN Stephan von Schuckmann	Authorized Representative in the United States	October 27, 2026